Exhibit 88.5

                                                    [CASEY CONTAINER CORP. LOGO]

FOR IMMEDIATE RELEASE

     CASEY CONTAINER REACHES LETTER OF UNDERSTANDING TO ACQUIRE BREAKTHROUGH SEARCH AND SHARE TECHNOLOGY AS THE FOUNDATION FOR A NEW BUSINESS DIRECTION
                                 IN THE COMPANY

SCOTTSDALE, ARIZ. (JANUARY 13, 2015) -The management of Casey Container Corp
(CSEY) has reached a Letter Of Understanding for the acquisition of a new social information network technology that it plans to use in order to launch web and mobile applications with broad global appeal. The technology represents a breakthrough in common information networks by allowing individuals and groups to search, bookmark and share all forms of digital content, both privately and publicly, based on their own or shared interests.

Casey Container intends to use this proprietary technology as the backbone of a new leading information network that can combine the most commonly used functions of search and social media interaction in a single website online and across all mobile media platforms, including smart phones and tablets.

"We have the opportunity to take the Company in a completely new direction through our acquisition of this powerful technology that was developed in the post Web 3.0 environment," commented CEO Martin Nason. "We have carefully evaluated our options and are convinced that this move can create value for our shareholders and give Casey Container a strong, viable business opportunity with a direct path to revenue."

The Company expects to provide information on the technology and the new business direction as the transaction is completed.

Safe Harbor for Forward Looking Statements:
Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products and prices as well as other factors, including raising additional funding and needing to close the above transaction and other factors addressed in the Company's filings with the Securities and Exchange Commission. For all such forward-looking statements, we claim the safe harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company disclaims any obligation to update any forward-looking statement made herein.

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INVESTOR RELATIONS CONTACT
Martin Nason for Casey Container
1-800-234-3919, IR (at) caseycontainer (dot) com